SUB-ITEM 77H



As of January 31, 2012, the following entity owns 25% or more of the voting securities of MFS Emerging Markets Debt Local Currency Fund:



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|PERSON/ENTITY                           |FUND|PERCENTAGE|
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|Massachusetts Financial Services Company|EML |90.47%    |
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